Exhibit 16.1 Letter from Rubin Brown LLP pursuant to Item 304(a)(3) of Regulation S-B.

RubinBrown
                                                    Rubin Brown LLP
                                                    Certified Public Accountants
                                                    & Business Consultants

                                                    One North Brentwood
                                                    St. Louis, Missouri 63105

                                                    T 314.290.3300
                                                    F 314.290.3400

                                                    W rubinbrown.com
                                                    E infor@rubinbrown.com

August 18, 2005

United States Securities & Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the following paragraphs of Item 4.01 included in the Form 8-K/A filed on August 18, 2005  of GenoMed, Inc. and we are in agreement with the statements contained in these paragraphs:
        o   (a)(1) (i) and (ii)
        o   (a)(1) (iv) (A)
        o   (a)(3)

We have no basis to agree or disagree with Item 4.01, paragraphs (a)(1)(iii) and
(a)(2).

Very truly yours,

/s/ Rubin Brown LLP
    Rubin Brown LLP